                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the inclusion of this registration of Golf Trust of America, Inc. on Form S-11 of our report dated September 4, 1997, on our audits of the financial statements of Bright's Creek Development, L.L.C. as of December 31, 1996 and 1995 and the years ended December 31, 1996 and 1995, the period from inception (May 17, 1994) through December 31, 1994, and the six-month period ended June 30, 1996. We also consent to the reference of our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
September 29, 1997